Exhibit 10.50

FIRST AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT AND CONSENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT (this “First Amendment”) is made and entered into as of the 27th day of April, 2012, by and among CASELLA WASTE SYSTEMS, INC., a Delaware corporation (the “Parent”), its Subsidiaries listed on Schedule 1 to the Amended and Restated Credit Agreement, dated as of March 18, 2011 (as the same may be amended and in effect from time to time, the “Credit Agreement”) (together with the Parent, collectively, the “Borrowers”), the Lenders party thereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

WHEREAS, the Borrowers have requested that each of the Lenders agree, and Lenders constituting “Required Lenders” under the terms of the Credit Agreement are willing to agree, on the terms and subject to the conditions set forth herein, to make certain amendments to the Credit Agreement in connection with the Parent’s contemplated issuance of preferred stock, the potential sale or closure of MERC and certain other matters;

WHEREAS, the Borrowers have also requested that the Administrative Agent and the Required Lenders consent to the purchase by the Parent or one or more Subsidiaries of the Parent of a business, whether in the form of an asset acquisition or a stock acquisition, of one or more solid waste companies (collectively, the “Target”), as more particularly described in the transaction summary and overview and related materials (collectively, the “Transaction Summary”) provided to the Administrative Agent and the Lenders by the Parent (the “Target Acquisition”) on or about April 17, 2012, and Lenders constituting “Required Lenders” under the terms of the Credit Agreement are willing to consent, on the terms and subject to the conditions set forth herein, to the Target Acquisition;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Definitions; Loan Document.  Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Credit Agreement.  This First Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2.                                      Amendments to Section 1.01 (Defined Terms) of the Credit Agreement.  Section 1.01 of the Credit Agreement is hereby amended by:

(i)                                     Inserting the following definitions in the appropriate alphabetical order:

““Additional Debt Raise” means (i) in the event that the Parent has consummated an Additional Equity Raise on or prior to March 1, 2014: the

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incurrence by the Parent and the other Borrowers on or before March 1, 2014 of Indebtedness (not including, for purposes of this calculation, Committed Loans) in the form of a term loan B issued pursuant to Section 2.14 or otherwise in the form of Indebtedness permitted by Section 7.03(j)(ii) or Section 7.03(k), in each case having a maturity date occurring at least 91 days after March 18, 2016, in an aggregate amount at least equal to $125,000,000 (less the amount by which the aggregate gross cash proceeds of all Equity Issuances consummated prior to or contemporaneously with such Additional Debt Raise exceeds $100,000,000); and (ii) in the event that the Parent has failed to consummate an Additional Equity Raise on or prior to March 1, 2014: the incurrence by the Parent and the other Borrowers on or before March 1, 2014 of Indebtedness (not including, for purposes of such calculation, Committed Loans) in the form of a term loan B issued pursuant to Section 2.14 or otherwise in the form of Indebtedness permitted by Section 7.03(j)(ii) or Section 7.03(k), in each case having a maturity date occurring at least 91 days after March 18, 2016, in an aggregate amount at least equal to $200,000,000 (less (x) in the event the Target Acquisition has not been consummated, the aggregate gross cash proceeds of all Equity Issuances consummated prior to or contemporaneously with such Additional Debt Raise and (y) in the event the Target Acquisition has been consummated, the aggregate gross cash proceeds of all Equity Issuances consummated prior to or contemporaneously with such Additional Debt Raise in excess of $25,000,000).”

““Additional Equity Raise” means one or more Equity Issuances pursuant to which the Parent has received at least $100,000,000 in aggregate gross cash proceeds.”

““Deemed Liquidation Event” means, with respect to any Preferred Stock of any Person, a merger, consolidation, share exchange, reorganization, sale, license or other disposition of assets, sale of Equity Interests or other transaction, event or series of transactions or events, in each case, that, by the terms of such Preferred Stock, is deemed to be a liquidation or dissolution of such Person or constitutes a “change of control” or comparable term.”

““Equity Issuance” means the issuance after the First Amendment Date by the Parent of Qualified Preferred Stock, common stock or a combination of the foregoing (whether in the form of shares, warrants or a combination of the foregoing) in one or more transactions.”

““Equity Related Purchase Obligation” means, with respect to any Person, every obligation of such Person to purchase, redeem, retire or otherwise acquire for value or make any other payment (other than a PIK Dividend) in respect of (a) any Equity Interests of any class issued by such Person or (b) any rights measured by the value of such Equity Interests.”

““First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement and Consent, dated as of April 27th, 2012, among the Borrowers, the Administrative Agent and Lenders constituting Required Lenders.”

““First Amendment Date” means April 27th, 2012.”

““Grandfathered Non-Qualified Preferred Stock” means any Preferred Stock of the Parent constituting Qualified Preferred Stock upon the earlier of the issuance of any shares thereof or the fixing of the terms thereof, that subsequently ceases to constitute Qualified Preferred Stock solely as a result of the extension of the Maturity Date.”

““MERC” means Maine Energy Recovery Company, Limited Partnership.”

““MERC Transaction” means the Disposition by the Borrowers of all or substantially all of the assets or all of the Equity Interests of MERC, and/or the closure and discontinuation of the operations of MERC.”

““Non-Qualified Preferred Stock” means (i) any Preferred Stock of the Parent (x) that by its terms or otherwise is mandatorily redeemable, redeemable at the option of the holder or holders thereof or subject to any other payment obligation (upon acceleration or otherwise, and including any obligation to pay dividends or other distributions) prior to the date that is six months following the Maturity Date, in each case, whether in cash, securities or other property, other than (1) Qualified PIK Dividends thereon or (2) subject to clause (y) below, payments or distributions thereon upon a liquidation or dissolution of the Parent or a Deemed Liquidation Event, or (y) the terms of which, as set forth in the Parent’s certificate of incorporation, fail to provide that (1) any redemption thereof, in whole or in part, whether such redemption is at the Parent’s option or at the option of the holder or holders thereof or upon the happening of a specified event, or (2) any payment or distribution thereon upon a liquidation or dissolution of the Parent or a Deemed Liquidation Event is, in each case, subject to the terms of the Parent’s senior credit facilities (including, unless otherwise provided in such senior credit facilities, the repayment in full in cash of the obligations thereunder prior to or simultaneous with, and as a condition precedent to, any such redemption, payment or distribution); (ii) any Preferred Stock of the Parent issued in contravention of Section 7.19; or (iii) any Preferred Stock of any Person other than the Parent.”

““PIK Dividend” means, with respect to any Preferred Stock of any Person, any dividend or other distribution accrued, declared or paid on or in respect of such Preferred Stock in accordance with its terms, which dividend or other distribution (i) consists entirely of Equity Interests of such Person or (ii) accrues but does not become payable unless and until the occurrence of (x) the liquidation or dissolution of such Person or a Deemed Liquidation Event or (y) a redemption of such Preferred Stock (such dividend or distribution described in this clause (ii) being an “Accruing Dividend”).”

““Preferred Stock” means, with respect to the Equity Interests of any Person, all of the shares of capital stock of any class of such Person other than common stock (i) that is denominated as “preferred stock” or the like, (ii) that otherwise is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person, or (iii) that is subject to redemption by such Person at its option or at the option of the holder or holders thereof or is mandatorily redeemable upon the happening of a specified event.”

““Qualified PIK Dividend” means a PIK Dividend (x) consisting entirely of (i) Qualified Preferred Stock, Grandfathered Non-Qualified Preferred Stock or common stock of the Parent, (ii) warrants for any of the foregoing or (iii) any combination of any of the foregoing, or (y) in the form of an Accruing Dividend.”

““Qualified Preferred Stock” means any Preferred Stock issued by the Parent that is not Non-Qualified Preferred Stock.”

““Target Acquisition” has the meaning specified therefor in the First Amendment.”

““2005 Fame Bonds” means the $3,600,000 Finance Authority of Maine Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2005R-1 and issued under the Indenture, dated as of December 1, 2005 (as modified from time to time) between the Finance Authority of Maine and U.S. Bank National Association, successor to LaSalle Bank National Association, as trustee.”

(ii)                                  Amending and restating the definition of “Applicable Control Percentage” in its entirety as follows:

““Applicable Control Percentage” means the lowest of (i) 49%, (ii) the percentage of voting power that gives rise to a “change of control” (or similar defined term) under any Senior Subordinated Debt or Second Lien Notes outstanding at any time (including any permitted refinancing or replacements of such Senior Subordinated Debt or Second Lien Notes), (iii) the percentage of voting power that gives rise to a Deemed Liquidation Event under the terms of any Preferred Stock of the Parent, and (iv) the percentage of voting power that gives rise to a “change of control” (or similar defined term) under any other Indebtedness of the Parent or any other Borrowers in excess of the Threshold Amount, provided that such “change of control” would permit the holder or holders of such Indebtedness to accelerate the maturity thereof.”

(iii)                               Amending and restating clause (d) contained in the definition of “Change of Control” in its entirety as follows:

“(d)                           (i) a “change of control” or any comparable term under, and as defined in, any Subordinated Debt, the Senior Subordinated Debt Documents or

the Second Lien Notes Documents (or any replacements or refinancing of any thereof) shall have occurred, or (ii) a Deemed Liquidation Event under the terms of any Preferred Stock of the Parent shall have occurred.”

(iv)                              Amending and restating the definition of “Consolidated Adjusted Net Income” in its entirety as follows:

““Consolidated Adjusted Net Income” means, for any period, Consolidated Net Income (or Loss) plus, (a) to the extent deducted in calculating Consolidated Net Income (or Loss) and without duplication, (i) the non-recurring, non-cash write-off of debt issuance expenses related to the refinancing of Indebtedness under the Existing Credit Agreement (including, without limitation, the repayment of the term loan B thereunder) and the 2003 Senior Subordinated Debt Refinancing in an aggregate amount not to exceed $10,000,000, (ii) non-recurring extraordinary charges related to the FCR Disposition in an aggregate amount not to exceed $5,000,000, (iii) transaction costs for acquisitions and development projects which are expensed rather than capitalized (as a result of applying FASB Rule 141 treatment to such transaction costs); (iv) non-cash losses in connection with asset sales, asset impairment charges and the abandonment of assets in an aggregate amount not to exceed $35,000,000 (calculated without giving effect to the aggregate amount of such non-cash losses incurred in connection with the MERC Transaction) from and after the Closing Date; (v) non-cash losses resulting from the sale or other Disposition of the assets or Equity Interests of MERC or the closure and discontinuation of the operations of MERC in an aggregate amount not to exceed $42,000,000 from and after the Closing Date; (vi) non-cash stock-based compensation expenses under the Borrowers’ employee share-based compensation plans; (vii) non-cash charges in connection with the declaration or payment of PIK Dividends; (viii) all other non-cash charges reasonably acceptable to the Administrative Agent; (ix) cash charges in connection with the MERC Transaction in an aggregate amount not to exceed $3,000,000 from and after the Closing Date; (xi) the non-recurring, non-cash write-off of debt issuance expenses related to the refinancing of the Second Lien Notes in an aggregate amount not to exceed $6,000,000; (xi) cash premium payments in connection with the early redemption and refinancing of the Second Lien Notes in an aggregate amount of up to $11,000,000; and minus (b) to the extent included in the calculation of Consolidated Net Income (or Loss) and without duplication: (i) non-cash extraordinary gains on the sale of assets including non-cash gains on the sale of assets outside the ordinary course of business, and (ii) non-cash extraordinary gains resulting from the application of FAS 133.”

(v)                                 Amending the definition of “Consolidated EBITDA” by restating the first sentence thereof in its entirety as follows:

““Consolidated EBITDA” means, for any period, Consolidated Adjusted Net Income plus, to the extent that such charge was deducted in determining Consolidated Adjusted Net Income in the relevant period and without duplication,

(a) interest expense (including accretion expense, original issue discount and costs in connection with the early extinguishment of debt) for such period; (b) income taxes for such period; (c) amortization expense for such period; and (d) depreciation expense and depletion expense for such period; provided that in the event that MERC is accounted for as a discontinued operation in accordance with GAAP, EBITDA for the operating assets that are the subject of the MERC Transaction and attributable to the 12-month period prior to the date of the MERC Transaction shall be included in the calculation of Consolidated EBITDA solely for the purposes of calculating the financial covenants set forth in Sections 7.11(b) and 7.11(c) and determining the Applicable Rate, in each case as at the end of the first fiscal quarter during which the Borrowers consummate such MERC Transaction or in which MERC is required to be treated as a discontinued operation (and for the three subsequent measurement dates), but for all other purposes hereunder shall be excluded from Consolidated EBITDA.”

(vi)                              Amending the definition of “Consolidated Total Funded Debt” by inserting the following language immediately after clause (a)(iv) thereof:

“and (v) (x) Equity Related Purchase Obligations in respect of Non-Qualified Preferred Stock (including, for avoidance of doubt, Grandfathered Non-Qualified Preferred Stock) and (y) commencing on the date that is twelve months prior to the maturity of such Equity Related Purchase Obligations (assuming for this purpose the demand or exercise, if applicable, by the requisite holder or holders on the earliest date provided therefor), Equity Related Purchase Obligations in respect of Qualified Preferred Stock,”

(vii)                           Amending the definition of “Consolidated Total Interest Expense” by restating clause (d) thereof in its entirety as follows: “(d) dividends (including PIK Dividends) on Preferred Stock (if any) paid by the Borrowers and, to the extent deducted in calculating Consolidated Net Income (or Loss), the costs and expenses incurred by the Borrowers in connection with the issuance of Preferred Stock, in each case that are required by GAAP to be treated as interest expense”.

(viii)                        Amending and restating the definition of “Distribution” in its entirety as follows:

““Distribution” means the declaration or payment of any dividend or other distribution (whether in cash, securities or other property) on or in respect of any Equity Interest of any Person, other than Qualified PIK Dividends and dividends payable solely in shares of common stock of such Person; the purchase, redemption, defeasance, retirement or other acquisition, cancellation or termination of any Equity Interests of such Person, directly or indirectly through a Subsidiary of such Person or otherwise and whether in the form of increases in the liquidation value of such Equity Interests (excluding increases in the liquidation value of Qualified Preferred Stock pursuant to the accrual of dividends thereon in accordance with its terms) or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); or the return of capital by any Person to its shareholders, partners or members (or the equivalent thereof) as such.”

(ix)                              Amending and restating the definition of “Excluded Asset Disposition” in its entirety as follows:

““Excluded Asset Disposition” means (i) the sale of inventory by any Borrower or Non-Borrower Subsidiary (with such inventory to include solid waste, recycleables and other byproducts of the wastestream collected by the Borrowers and the Non-Borrower Subsidiaries), (ii) the licensing of intellectual property, (iii) the disposition or replacement of equipment of the Borrowers or the Non-Borrower Subsidiaries that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Borrowers and the Non-Borrower Subsidiaries, (iv) Permitted Investments, (v) Permitted Liens, (vi) solely in connection with Equipment Financing Indebtedness permitted under Section 7.03(e), assignments to lessors or other counterparties under contracts evidencing such Equipment Financing Indebtedness of rights to alterations to the applicable leased equipment to the extent such alteration is deemed to be part of the leased property by the express terms of such contract and such alteration is required by applicable law or a governmental body or (vii) solely in connection with Equipment Financing Indebtedness permitted under Section 7.03(e), the sale, immediately upon (and in connection with) the purchase thereof by the Borrowers, to the third party lessor under a equipment lease, of the equipment that is the subject of the applicable permitted Equipment Financing Indebtedness, and, in each case (other than the foregoing clauses (iv) and (v)) in the ordinary course of business consistent with past practices.”

(x)                                 Amending the definition of “Indebtedness” by (A) restating clause (h) thereof in its entirety as follows: “(h) every Equity Related Purchase Obligation of such Person,” and (B) restating clause (y) of the last paragraph thereof as follows: “any Equity Related Purchase Obligation shall be (i) in the case of any obligation to purchase, redeem, retire or otherwise acquire for value, the maximum fixed redemption or purchase price thereof that is payable upon a mandatory redemption or purchase of such equity, or a redemption or purchase of such equity at the option of the holder or holders, inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price, and (ii) in the case of any other payment obligation, the stated or determinable amount thereof or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith based upon the principles set forth in this paragraph”.

(xi)                              Amending and restating clause (b) contained in the definition of “Restricted Payment” in its entirety as follows:

“(b) payment by any Borrower or Non-Borrower Subsidiaries to (i) such Borrower’s or such Non-Borrower Subsidiary’s shareholders (or other equity holders), or (ii) any Affiliate of such Borrower or such Non-Borrower Subsidiary or any Affiliate of such Borrower’s or such Non-Borrower Subsidiary’s shareholders (or other equity holders), in each case of this clause (b), other than to another Borrower and other than Qualified PIK Dividends and dividends payable solely in shares of common stock”.

3.                                      Amendment to Section 2.07 (Repayment of Loans) of the Credit Agreement.  Section 2.07(a) of the Credit Agreement is amended to read in its entirety as follows:

“(a)                           Committed Loans.  The Borrowers shall repay to the Revolving Lenders on the Maturity Date the aggregate principal amount of all Committed Loans outstanding on such date; provided, that if the Borrowers fail to consummate the Additional Debt Raise and refinance the Second Lien Notes in full (including principal, interest, premium and other amounts due thereunder and the fees, costs and expenses of such Additional Debt Raise) on or before March 1, 2014 (using, at the Borrower’s election, proceeds of (i) the Additional Debt Raise, (ii) any Additional Equity Raise, (iii) the proceeds of any other Equity Issuance, (iv) subject to Section 5.04, Loans under this Agreement (including, without limitation, under Section 2.14 hereof) and/or (v) other Indebtedness having a maturity date occurring at least 91 days after the Maturity Date and permitted under Section 7.03(j) or (k)), the Maturity Date shall automatically be deemed to be March 31, 2014 and all amounts outstanding under the Committed Loans, plus accrued and unpaid interest thereon, and all (if any) other amounts payable in connection therewith and with the Aggregate Commitments, shall be due and payable in full on March 31, 2014.

4.                                      Amendment to Section 2.14 (Accordion Advances) of the Credit Agreement.  Section 2.14(a) of the Credit Agreement is hereby amended by amending the two provisos contained therein to read in their entirety as follows:

“provided that the aggregate amounts so requested under clauses (i) and (ii) above after the date hereof (excluding any such amounts to the extent used to prepay term loans or replace Revolving Commitments) shall not exceed $182,500,000 (or in the event that the Parent fails to consummate an Additional Equity Raise, $200,000,000 solely in connection with the exercise of an Accordion Advance in the form of a new term loan B the proceeds of which are used to refinance the Second Lien Notes (including related premium, fees costs and expenses) in accordance with Section 2.07(a)); and provided, further, that, after giving effect to any such Accordion Advance, the sum of the Total Facility Amount shall not at any time exceed $410,000,000 (or, as applicable pursuant to the foregoing proviso, $427,500,000) in the aggregate (minus any and all permanent reductions of the Aggregate Commitments previously voluntarily effected by the Borrowers pursuant to Section 2.06 or prepayments of any term loan advanced hereunder from time to time and then outstanding (other than in connection with a replacement term loan or a replacement revolving credit facility under this Section 2.14))”

5.                                      Amendment to Section 2.14 (Accordion Advances) of the Credit Agreement.  Section 2.14(a) of the Credit Agreement is hereby further amended by deleting the last paragraph thereof and replacing it with the following:

“Any Accordion Advance will be subject to pricing (including original issue discount), interest, fees, and (if a term loan) amortization and optional and mandatory prepayment based on the then-current market for borrowers with similar credit profiles and ratings as mutually agreed to by the Borrowers, the Administrative Agent and the Lenders providing commitments for such Accordion Advance, as set forth in any applicable Conforming Amendment (defined below).”

6.                                      Amendment to Section 2.14 (Accordion Advances) of the Credit Agreement.  Section 2.14(f) of the Credit Agreement is hereby amended by adding the following at the end thereof:

“Further, for the avoidance of doubt, provisions relating to optional prepayment, mandatory prepayment, amortization (provided, that the final maturity of any term loans is not earlier than the Maturity Date) and pricing (including original issue discount) shall not be deemed to be new or amended covenants or events of default and accordingly, may be included in a Conforming Amendment as mutually agreed to by the Borrowers, the Administrative Agent and the Lenders providing commitments for such term loans, and the applicable Conforming Amendment may give effect to such terms without the consent of the Required Lenders.”

7.                                      Amendment to Section 5.04 (Use of Proceeds) of the Credit Agreement.  The first sentence of Section 5.04 of the Credit Agreement is hereby amended to read in its entirety as follows:

“The proceeds of the Loans shall be used (a) to refinance the existing Indebtedness of the Borrowers under the Existing Credit Agreement, and (b) for working capital, Permitted Acquisitions and other general corporate purposes (including Sub Debt Repayments (to the extent permitted under Sections 7.14 and 7.16), Second Lien Repayments (subject to the following sentence) or payments of the Obligations).  For the avoidance of doubt, in no event shall the Borrower request or use any Committed Loans to effect any Second Lien Repayments unless and until the Parent has consummated an Additional Equity Raise.”

8.                                      Amendment to Section 6.15 (Notice of Default or Material Adverse Effect) of the Credit Agreement. Section 6.15 of the Credit Agreement is hereby amended by restating clause (c) in the first sentence thereof in its entirety as follows: “(c) any event which would give rise to an obligation of the Borrowers to prepay, redeem or repurchase any of the Second Lien Notes, the Senior Subordinated Debt or any Preferred Stock.”

9.                                      Amendment to Section 7.02 (Investments) of the Credit Agreement.  Section 7.02 of the Credit Agreement is hereby amended by restating clause (i) thereof in its entirety as follows: “(i) Investments in the form of (x) Permitted Acquisitions permitted pursuant to Section 7.04(a), (y) Indebtedness permitted under Section 7.03 when incurred and solely to the extent that such Indebtedness continues to be permitted under Section 7.03 and (z) Excluded Asset Dispositions and other Dispositions permitted under Section 7.04(b)”.

10.                               Amendment to Section 7.02 (Investments) of the Credit Agreement.  Section 7.02 of the Credit Agreement is hereby amended by restating clause (y) in the first proviso of clause (j) thereof in its entirety as follows: “(y) to the extent that the Borrowers have received dividends or distributions in cash from any Excluded Subsidiary or Foreign Subsidiary in connection with any such Investment or have received Net Cash Proceeds in connection with the Disposition of any such Investment, the amount of such cash or Net Cash Proceeds shall, without duplication, reduce the amount of the outstanding Investments under this clause (y) by an amount not to exceed the original amount of such Investment”.

11.                               Amendment to Section 7.02 (Investments) of the Credit Agreement.  Section 7.02 of the Credit Agreement is hereby amended by inserting at the end of clause (j) thereof the following new parenthetical:

“(it being agreed, however, for purposes of this clause (j), that if, as of the date any Investment is made in an Excluded Subsidiary or Foreign Subsidiary (or, if earlier, the date of any commitment to make such Investment), the ratio of (a) Consolidated Total Funded Debt as of such date to (b) Consolidated EBITDA for the four consecutive fiscal quarters ended immediately prior to such date, in each case on a pro forma basis both before and after giving effect to such Investment, is less than 3.75 to 1.00, then the Investment Basket shall be deemed to be $60,000,000, provided, however, that if, after such date, such ratio is equal to or exceeds 3.75 to 1.00, then the Investment Basket shall revert to $50,000,000, it being acknowledged, however, that the Borrowers shall not be in breach of this provision due to any Investment that was made, or is the subject of a legally binding commitment made, under such higher basket)”

12.                               Amendment to Section 7.03 (Indebtedness) of the Credit Agreement.  Section 7.03 of the Credit Agreement is hereby amended by replacing the reference to “Schedule 7.03” in clause (e) thereof with a reference to “part B of Schedule 7.03”. Schedule 7.03B to the Credit Agreement, in the form delivered on the Closing Date, is attached hereto as Annex 1.

13.                               Amendment to Section 7.03 (Indebtedness) of the Credit Agreement.  Section 7.03 of the Credit Agreement is hereby further amended by restating clauses (n) and (o) thereof in their entirety as follows:

“(n) Equity Related Purchase Obligations of the Parent in respect of Qualified Preferred Stock or Grandfathered Non-Qualified Preferred Stock;

“(o) Indebtedness with respect to IRBs; provided, that IRBs are only permitted under this clause (o) to the extent that the Borrower is the recipient, directly or indirectly, of the proceeds of such IRB and owns or operates the project financed thereby (provided, however, that Indebtedness in an aggregate principal amount not to exceed $3,600,000 with respect to the 2005 Fame Bonds may, to the extent (and for so long as) permitted by the applicable bond indenture, remain outstanding after the MERC Transaction notwithstanding the fact that none of the Borrowers will own or operate MERC); and provided, further, that, other than with respect to L/C Supported IRBs, such Indebtedness (including, without limitation, Indebtedness of such type listed on Schedule 7.03) shall not exceed $75,000,000 at any time outstanding;”.

14.                               Amendment to Section 7.03 (Indebtedness) of the Credit Agreement.  Section 7.03 of the Credit Agreement is hereby further amended by restating clause (q) thereof in its entirety as follows:

“(q) Guarantees of or similar arrangements with respect to Indebtedness of the Excluded Subsidiaries and Foreign Subsidiaries in an amount not to exceed $50,000,000 in the aggregate outstanding at any time (less, but without duplication, the aggregate amount of all outstanding Investments in Excluded Subsidiaries and Foreign Subsidiaries in accordance with Section 7.02(j)), it being agreed, however, for purposes of this clause (q), that if, as of the date any Guarantee or similar arrangement is made in an Excluded Subsidiary or Foreign Subsidiary (or, if earlier, the date of any commitment to make such Guarantee or similar arrangement), the ratio of (a) Consolidated Total Funded Debt as of such date to (b) Consolidated EBITDA for the four consecutive fiscal quarters ended immediately prior to such date, in each case on a pro forma basis both before and after giving effect to such Guarantee or similar arrangement, is less than 3.75 to 1.00, then the $50,000,000 basket referred to above shall be deemed to be $60,000,000, provided, however, that if, after such date, such ratio is equal to or exceeds 3.75 to 1.00, then such basket shall revert to $50,000,000 (it being acknowledged, however, that the Borrowers shall not be in breach of this provision due to any Guarantee or similar arrangement that was made, or is the subject of a legally binding commitment made, under such higher basket)”.

15.                               Amendment to Section 7.04(a) (Mergers and Acquisitions) of the Credit Agreement.  Clause (ix) of Section 7.04(a) of the Credit Agreement is hereby amended in its entirety as follows:

“(ix) total consideration to be paid by any one or more Borrowers in connection with any acquisition or series of related acquisitions (including cash, deferred payments, contingent or otherwise, and the aggregate amount of all Indebtedness assumed or, in the case of any acquisition of Equity Interests, including all Indebtedness of the target company) shall not exceed $20,000,000 without the consent of the Administrative Agent and the Required Lenders, provided that if, as of the date of any such acquisition, the ratio of (a) Consolidated Total Funded Debt as of such date (after giving pro forma effect to such acquisition and all Indebtedness assumed or incurred in connection therewith) to (b) Consolidated EBITDA for the four consecutive fiscal quarters ended immediately prior to such date is less than 3.75 to 1.00, then the $20,000,000 threshold referred to above shall be deemed to be a reference to $25,000,000 for purposes of such acquisition.

16.          Amendment to Section 7.04(b) (Disposition of Assets) of the Credit Agreement.  Section 7.04(b) of the Credit Agreement is hereby amended by restating the last sentence thereof in its entirety as follows:  “Following the consummation of any Disposition permitted under this Agreement, the Borrowers shall not Guarantee the Indebtedness of, or otherwise maintain any Investment in, the Persons or assets sold in connection therewith except as expressly permitted in (x) Sections 7.02(c) and 7.03(r) as to the FCR Disposition, (y) Section 7.03(o) as to Indebtedness with respect to certain IRBs which may remain outstanding after the MERC Transaction, and (z) Sections 7.02(n), 7.02(j), 7.03(q) and 7.03(s).”

17.          Amendment to Section 7.06 (Restricted Payments) of the Credit Agreement.  Section 7.06 of the Credit Agreement is hereby amended by restating the last sentence thereof in its entirety as follows:  “In addition the Borrowers shall not prepay, redeem, convert, retire, repurchase or otherwise acquire shares of any class of Equity Interests of the Borrowers or Non-Borrower Subsidiaries without the prior written consent of the Administrative Agent and the Required Lenders; provided, however, that Preferred Stock of the Parent may be converted in accordance with its terms into other classes of Qualified Preferred Stock and into common stock of the Parent without such consent.”

18.          Amendments to Section 7.11 of the Credit Agreement.  Section 7.11 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“7.11  Financial Covenants.  For the avoidance of doubt, notwithstanding anything to the contrary in the Agreement, it is understood that the following financial covenants shall be calculated exclusive of the assets, liabilities (except for liabilities of the Excluded Subsidiaries that are recourse to the Borrowers), net worth and operations of the Excluded Subsidiaries.

(a)           Minimum Interest Coverage Ratio.

(1)           As at the end of any fiscal quarter ending before the date on which the Borrowers have consummated the Additional Equity Raise, the Borrowers shall not permit the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ending to (b) Consolidated Total Interest Expense for such period to be less than the ratio set forth below opposite such fiscal quarter:

Four Fiscal Quarters Ending	Minimum Interest Coverage Ratio
April 30, 2012 through July 31, 2012	2.15:1.00
October 31, 2012 through January 31, 2013	2.25:1.00
April 30, 2013 and thereafter	2.50:1.00

(2)           As at the end of any fiscal quarter ending on or after the date on which the Borrowers have consummated the Additional Equity Raise, the Borrowers shall not permit the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ending to (b) Consolidated Total Interest Expense for such period to be less than the ratio set forth below opposite such fiscal quarter:

Four Fiscal Quarters Ending	Minimum Interest Coverage Ratio
April 30, 2012 through July 31, 2012	2.15:1.00
October 31, 2012	2.25:1.00
January 31, 2013	2.35:1.00
April 30, 2013 and thereafter	2.50:1.00

(b)           Maximum Consolidated Total Funded Debt to Consolidated EBITDA.

(1)           As at the end of any fiscal quarter ending before the date on which the Borrowers have consummated the Additional Equity Raise, the Borrowers shall not permit the ratio of (a) Consolidated Total Funded Debt as of such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ending to exceed the ratio set forth below opposite such fiscal quarter, as such ratio is lowered in accordance with the following sentence.  In the event that the Borrowers receive gross cash proceeds as a result of one or more Equity Issuances in an aggregate amount less than the amount that would constitute an Additional Equity Raise, and (i) the Borrowers have consummated the Target Acquisition on or before the last day of the applicable fiscal quarter, the maximum ratios set forth in the table below shall be 0.25 lower (based on the table as in effect on the First Amendment Date) for each $25,000,000 of gross cash proceeds received from Equity Issuances on or before the last day of the applicable fiscal quarter in excess of the first $25,000,000 so received or (ii) the Borrowers have not consummated the Target Acquisition on or before the last day of the applicable fiscal quarter, the maximum ratios set forth in the table below shall be 0.25 lower for each $25,000,000 of gross cash proceeds received from Equity Issuances on or before the last day of the applicable fiscal quarter; provided that in no event shall any ratio for any quarter be lowered below the ratio that would be required under subparagraph (2) immediately below in this clause (b) for the same quarter assuming the Additional Equity Raise had been consummated.

Four Fiscal Quarters Ending	Maximum Consolidated Total Funded Debt to Consolidated EBITDA
April 30, 2012 through January 31, 2014	5:25:1.00
April 30, 2014 through January 31, 2015	5.00:1.00
April 30, 2015 through January 31, 2016	4.75:1.00

Four Fiscal Quarters Ending	Maximum Consolidated Total Funded Debt to Consolidated EBITDA
April 30, 2016 and thereafter	4.50:1.00

(2)           As at the end of any fiscal quarter ending on or after the date on which the Borrowers have consummated the Additional Equity Raise, the Borrowers shall not permit the ratio of (a) Consolidated Total Funded Debt as of such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ending to exceed the ratio set forth below opposite such fiscal quarter:

Four Fiscal Quarters Ending	Maximum Consolidated Total Funded Debt to Consolidated EBITDA
April 30, 2012	5.25:1.00
July 31, 2012 through January 31, 2013	4.50:1.00
April 30, 2013 through January 31, 2014	4.25:1.00
April 30, 2014 and thereafter	4.00:1.00

Notwithstanding the foregoing, solely for the purposes of calculating Consolidated Total Funded Debt to Consolidated EBITDA pursuant to this Section 7.11(b), Excluded Interim Sub Debt shall not be included in Consolidated Total Funded Debt during any period in which (and for so long as) such Excluded Interim Sub Debt is properly designated as such under and in accordance with Section 7.03(k).

(c)           Maximum Consolidated Senior Funded Debt to Consolidated EBITDA.

(1)           As at the end of any fiscal quarter ending before the date on which the Borrowers have consummated the Additional Equity Raise, the Borrowers shall not permit the ratio of (a) Consolidated Senior Funded Debt as of such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ending to exceed the ratio set forth below opposite such fiscal quarter, as such ratio is lowered in accordance with the following sentence.  In the event that the Borrowers receive gross cash proceeds as a result of one or more Equity Issuances in an aggregate amount less than the amount that would constitute an Additional Equity Raise, and (i) the Borrowers have consummated the Target Acquisition on or before the last day of the applicable fiscal quarter, the maximum ratios set forth in the table below shall be 0.25 lower (based on the table as in effect on the First Amendment Date) for each $25,000,000 of gross cash proceeds received from Equity Issuances on or before the last day of the applicable fiscal quarter in excess of the first $25,000,000 so received or (ii) the Borrowers have not consummated the Target Acquisition on or before the last day of any applicable fiscal quarter, the maximum ratios set forth in the table below shall be 0.25 lower for each $25,000,000 of gross cash proceeds received from Equity Issuances on or before the last day of the applicable fiscal quarter; provided that in no event shall any ratio for any quarter be lowered below the ratio that would be required under subparagraph (2) immediately below in this clause (c) for the same quarter assuming the Additional Equity Raise had been consummated.

Four Fiscal Quarters Ending	Maximum Consolidated Senior Funded Debt to Consolidated EBITDA
April 30, 2012 through January 31, 2014	3.25:1.00
April 30, 2014 through January 31, 2016	3.00:1.00
April 30, 2016 and thereafter	2.75:1.00

(2)           As at the end of any fiscal quarter ending on or after the date on which the Borrowers have consummated the Additional Equity Raise, the Borrowers shall not permit the ratio of (a) Consolidated Senior Funded Debt as of such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ending to exceed the ratio set forth below opposite such fiscal quarter:

Four Fiscal Quarters Ending	Maximum Consolidated Senior Funded Debt to Consolidated EBITDA
April 30, 2012	3.25:1.00
July 31, 2012 through January 31, 2014	3.00:1.00
April 30, 2014 and thereafter	2.75:1.00

(d)           Maximum Capital Expenditures.  During any fiscal year and tested at the end of each fiscal year, the Borrowers and Non-Borrower Subsidiaries shall not make any Capital Expenditure (or become legally obligated to make such expenditures during such fiscal year) other than Capital Expenditures for properties and assets used in the operation of the Borrowers’ or Non-Borrowers’ business not exceeding 1.5 times the sum of the Borrowers’ and the Non-Borrower Subsidiaries’ consolidated depreciation expenses, depletion expenses and landfill amortization expenses in such fiscal year.”

19.          Amendment to Section 7.14 (Actions Otherwise Prohibited By Subordinated Debt or Second Lien Notes) of the Credit Agreement.  Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.14  Actions Otherwise Prohibited By Subordinated Debt, Second Lien Notes or Preferred Stock.  Notwithstanding anything contained in this Article VII that permits the Borrowers or any of their Subsidiaries to enter into transactions or take certain actions, the Borrowers shall not enter into such transactions or take such actions if otherwise prohibited from so doing by the terms of (x) the Senior Subordinated Debt or the Second Lien Notes, after giving effect to any effective and irrevocable written amendment to or waiver of the terms thereof, a copy of which has been furnished to the Administrative Agent and which is in form satisfactory to the Administrative Agent or (y) any Preferred Stock outstanding from time to time, after giving effect to any effective written amendment to or waiver of the terms thereof, a copy of which has been furnished to the Administrative Agent.”

20.          Amendment to Section 7.17 (Upstream Limitations) of the Credit Agreement.  Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.17  Upstream Limitations.  None of the Borrowers shall enter into any agreement, contract or arrangement (excluding this Agreement, the other Loan Documents, the Senior Subordinated Debt Documents and the Second Lien Notes Documents) restricting the ability of (i) the Borrowers to amend or modify this Agreement or any other Loan Document, or (ii) any Borrower to pay or make dividends or distributions in cash or kind to any Borrower or to make loans, advances or other payments of whatsoever nature to any Borrower or to make transfers or distributions of all or any part of such Borrower’s assets to a Borrower; in each case other than (x) subject to the limitations in Section 7.01(a) and (f), restrictions on specific assets which assets are the subject of Equipment Financing Indebtedness to the extent permitted under Section 7.03(c) or (e), and (y) customary anti-assignment provisions contained in leases and licensing agreements entered into by such Borrower in the ordinary course of its business.”

21.          Amendment to Article VII (Negative Covenants) of the Credit Agreement.  Article VII of the Credit Agreement is hereby amended by appending to the end thereof the following new Section 7.19:

“7.19  Preferred Stock.  None of the Borrowers (i) shall authorize or designate any new class of Preferred Stock or (ii) shall, directly or indirectly (whether by merger, consolidation, share exchange or otherwise), amend, supplement or otherwise modify the terms of any Preferred Stock, in each case unless the Administrative Agent shall have been provided reasonable prior written notice thereof (including copies of the Organizational Documents and other documents evidencing the terms thereof).  None of the Borrowers, shall, in any event, make any amendment, supplement or modification to the Preferred Stock that would cause a Qualified Preferred Stock to become a Non-Qualified Preferred Stock.  In no event may the Parent issue any Preferred Stock at any time when a Default or Event of Default exists or could reasonably be expected to result therefrom or that would be prohibited by the terms of the Second Lien Notes or any Subordinated Debt (after giving effect to any effective and irrevocable written amendment to or waiver of the terms thereof, a copy of which has been furnished to the Administrative Agent and which is in form satisfactory to the Administrative Agent).”

22.          Amendment to Section 8.01 (Events of Default) of the Credit Agreement.  Section 8.01 of the Credit Agreement is hereby amended by restating clause (n) thereof in its entirety as follows:  “(n)  if any event or condition occurs that enables or permits (with all applicable grace periods having expired) (i) any holder or the holders of the Second Lien Notes or any trustee or agent on their behalf to cause the Second Lien Notes to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to their scheduled maturity date or (ii) any holder or the holders of any Preferred Stock of the Borrowers to cause any liquidating payment or distribution on such Preferred Stock to become due in cash, securities or other property of any Borrower other than Equity Interests of Parent, or to require the prepayment, redemption or repurchase thereof, in whole or in part, in cash, securities or other property of any Borrower other than Equity Interests of Parent prior to its scheduled maturity date, if any”.

23.          Amendment to Section 9.10 (Collateral Matters) of the Credit Agreement.  Section 9.10 of the Credit Agreement is hereby amended by restating clause (a)(ii) thereof in its entirety as follows:  “(ii) that is sold or to be sold as part of or in connection with any sale (other than to a Borrower) permitted hereunder or under any other Loan Document or that is transferred or to be transferred as part of or in connection with any Investment (other than an Investment in a Borrower) permitted hereunder or upon any Borrower being released from its Obligations hereunder”.

24.          Amendment to Form of Compliance Certificate.  Exhibit D to the Credit Agreement (Form of Compliance Certificate) is hereby amended and restated in its entirety by the Exhibit D attached hereto as Annex 2.

25.          Consent to the Target Acquisition.  As more particularly described in the Transaction Summary, the Borrower intends to consummate the Target Acquisition for aggregate total consideration not to exceed $25,100,000, with $22,600,000 anticipated to be paid in cash at closing and $2,500,000 of contingent holdbacks under the Asset Purchase Agreement entered into in connection therewith.  In reference to Section 7.04(a)(ix) of the Credit Agreement, the Borrowers hereby request the written consent of the Administrative Agent and the Lenders to the Target Acquisition, and each of the Administrative Agent and the Lenders party hereto hereby consents to the Target Acquisition on the terms, in all material respects, and for the aggregate consideration, described in the Transaction Summary, subject to the satisfaction of the conditions set forth in Annex 3 hereto, including that no Default or Event of Default has occurred and is continuing or would result from the consummation of the Target Acquisition.

26.          Consent to EBITDA Credits in connection with the Target Acquisition.  The Borrowers hereby request the written consent of the Administrative Agent to a pro forma credit to “Consolidated EBITDA” of $3,800,000 (the “EBITDA Credit”) relating to the earnings of the Target for the twelve months preceding the Target Acquisition, in each case for purposes of the financial covenant calculations under Section 7.11 of the Credit Agreement (other than for purposes of the covenant set forth in Section 7.11(a)), all as more particularly set forth in the definition of Consolidated EBITDA.  Based on the information contained in the Transaction Summary and the Borrowers’ representations and warranties made hereby that the EBITDA Credit and all corresponding calculations are in conformity with the Credit Agreement, and subject to the conditions set forth on Annex 3 having been met, the Administrative Agent hereby approves the EBITDA Credit.

27.          No Waiver.  Nothing contained herein shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or to otherwise modify any provision of the Credit Agreement or any other Loan Document, or (ii) give raise to any defenses or counterclaims to the Administrative Agent’s or any of the Lenders’ right to compel payment of the Obligations when due or to otherwise enforce their respective rights and remedies under the Credit Agreement and the other Loan Documents.

28.          Amendment Fee.  The Borrowers hereby jointly and severally promise to pay to each existing Lender which consents to this First Amendment, in consideration of each such Lender entering into this First Amendment, a fee in an amount equal to 25 basis points of such Lender’s Revolving Commitment as of the date hereof (the “Amendment Fees”).  The Amendment Fees shall be fully-earned as of the date hereof and shall be non-refundable.

29.          Conditions to Effectiveness.  This First Amendment (other than Paragraphs 25 and 26 hereof) shall become effective as of the date when each of the following conditions is satisfied (with Paragraphs 25 and 26 hereof becoming effective upon the satisfaction of the additional conditions set forth on Annex 3 hereto relating to the Target Acquisition):

(a)           The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each dated as of the date hereof and each in form and substance satisfactory to the Administrative Agent unless otherwise specified:

(i)            counterparts of this First Amendment, properly executed by a Responsible Officer of each of the Borrowers, and sufficient in number for distribution to each party hereto;

(ii)           such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this First Amendment;

(iii)          a favorable opinion of Wilmer, Cutler, Pickering, Hale and Dorr, LLP, counsel to the Parent and the other Borrowers organized in New York, Delaware, Virginia and Massachusetts, addressed to the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent;

(iv)          a certificate signed by a Responsible Officer of each Borrower certifying (A) that the conditions specified in this Paragraph 29 and Section 4.02(a) and (b) of the Credit Agreement have been satisfied and (B) that there has been no event or condition since the date of the audited financial statements of the Parent and its Subsidiaries for the fiscal year ended April 30, 2011, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(v)           such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

(b)           The Borrowers shall have paid to the Administrative Agent, for the accounts of the applicable Lenders, the Amendment Fee.

(c)           The Borrowers shall have paid all fees, charges and disbursements of counsel (including any local counsel) to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the date hereof.

30.          Representations and Warranties.  The Borrowers represent and warrant to the Administrative Agent and the Lenders as follows:

(a)           The execution, delivery and performance of this First Amendment and the transactions contemplated hereby (i) are within the corporate (or the equivalent company or partnership) authority of each of the Borrowers, (ii) have been duly authorized by all necessary corporate (or other) proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers so as to materially adversely affect the assets, business or any activity of the Borrowers, and (iv) do not conflict with any provision of the corporate charter, articles or bylaws (or equivalent other company or partnership documents) of the Borrowers or any agreement or other instrument binding upon the Borrowers, including, without limitation, the Senior Subordinated Notes Indenture, the Second Lien Notes Indenture and the Indenture governing the 2005 Fame Bonds.

(b)           The execution, delivery and performance of this First Amendment will result in valid and legally binding obligations of the Borrowers enforceable against each in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other Applicable Laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)           The execution, delivery and performance by the Borrowers of this First Amendment and the transactions contemplated hereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained (copies of which have been delivered to the Administrative Agent), if any.

(d)           The representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and except to the extent of changes resulting from transactions contemplated or permitted by this Agreement (as amended by the First Amendment) and changes occurring in the ordinary course of business which singly or in the aggregate do not have a Material Adverse Effect.  For purposes of this Paragraph 30(d), the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.04(a) of the Credit Agreement.

(e)           Both before and after giving effect to this First Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

31.          Ratification, etc.  Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect.  This First Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this First Amendment.

32.          GOVERNING LAW.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

33.          Counterparts.  This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this First Amendment by telecopy shall be as effective as delivery of an original executed counterpart of this First Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Amended and Restated Credit Agreement and Consent as a sealed instrument as of the date first set forth above.

BORROWERS:

CASELLA WASTE SYSTEMS, INC.

By:	/S/ Edwin Johnson
	Name:	Edwin Johnson
	Title:	Chief Financial Officer and Treasurer

ALL CYCLE WASTE, INC.
ATLANTIC COAST FIBERS, INC.
B. AND C. SANITATION CORPORATION
BRISTOL WASTE MANAGEMENT, INC.
C.V. LANDFILL, INC.
CASELLA ALBANY RENEWABLES, LLC
CASELLA MAJOR ACCOUNT SERVICES, LLC
CASELLA RECYCLING, LLC
CASELLA RENEWABLE SYSTEMS, LLC
CASELLA TRANSPORTATION, INC.
CASELLA WASTE MANAGEMENT OF MASSACHUSETTS, INC.
CASELLA WASTE MANAGEMENT OF N.Y., INC.
CASELLA WASTE MANAGEMENT OF PENNSYLVANIA, INC.
CASELLA WASTE MANAGEMENT, INC.
CASELLA WASTE SERVICES OF ONTARIO LLC
CHEMUNG LANDFILL LLC
COLEBROOK LANDFILL LLC
CWM ALL WASTE LLC
FOREST ACQUISITIONS, INC.
GRASSLANDS INC.
GROUNDCO LLC
HAKES C&D DISPOSAL, INC.
HARDWICK LANDFILL, INC.
HIRAM HOLLOW REGENERATION CORP.
KTI BIO FUELS, INC.
KTI ENVIRONMENTAL GROUP, INC.

By:	/S/ Edwin Johnson
	Name:	Edwin Johnson
	Title:	Vice President and Treasurer

KTI NEW JERSEY FIBERS, INC.
KTI OPERATIONS, INC.
KTI SPECIALTY WASTE SERVICES, INC.
KTI, INC.
MAINE ENERGY RECOVERY COMPANY, LIMITED PARTNERSHIP
NEW ENGLAND WASTE SERVICES OF MASSACHUSETTS, INC.
NEW ENGLAND WASTE SERVICES OF ME, INC.
NEW ENGLAND WASTE SERVICES OF N.Y., INC.
NEW ENGLAND WASTE SERVICES OF VERMONT, INC.
NEW ENGLAND WASTE SERVICES, INC.
NEWBURY WASTE MANAGEMENT, INC.
NEWSME LANDFILL OPERATIONS LLC
NEWS OF WORCESTER LLC
NORTH COUNTRY ENVIRONMENTAL SERVICES, INC.
NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH
PINE TREE WASTE, INC.
RESOURCE WASTE SYSTEMS, INC.
SCHULTZ LANDFILL, INC.
SOUTHBRIDGE RECYCLING & DISPOSAL PARK, INC.
SUNDERLAND WASTE MANAGEMENT, INC.
THE HYLAND FACILITY ASSOCIATES
U.S. FIBER, LLC
WASTE-STREAM INC.
WINTERS BROTHERS, INC.

By:	/S/ Edwin Johnson
Name:	Edwin Johnson
Title:	Vice President and Treasurer

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/S/ Maria F. Maia
	Name:	Maria F. Maia
	Title:	Managing Director

Bank of America, N.A., as a Revolving Lender, L/C
Issuer and Swing Line Lender

By:	/S/ Maria F. Maia
	Name:	Maria F. Maia
	Title:	Managing Director

COMERICA BANK,
As a Revolving Lender

By:	/S/ Tony G. Rice
	Name:	Tony G. Rice
	Title:	Vice President

Credit Agricole Corporate & Investment Bank,
As a Lender

By:	/S/ Michael Madnick
	Name:	Michael Madnick
	Title:	Managing Director

By:	/S/ Yuri Muzichenko
	Name:	Yuri Muzichenko
	Title:	Director

JP Morgan Chase Bank, N.A.
As a Lender

By:	/S/ Sonia E. Young
	Name:	Sonia E. Young
	Title:	Underwriter I

TD Bank, N. A.
As a Lender

By:	/S/ E. Kirke Harte
	Name:	E. Kirke Hart
	Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION,
As a Lender

By:	/S/ Frank J. Jancar
	Name:	Frank J. Jancar
	Title:	Vice President

Union Bank N.A.
As a Lender

By:	/S/ Peter Thompson
	Name:	Peter Thompson
	Title:	Vice President

ANNEX 1

(Schedule 7.03B)

[See Attached]

Annex 1

Casella Waste Systems, Inc.

SCHEDULE 7.03 - PART B

Existing Indebtedness

Capital Lease Obligations / Financing Lease Obligations

February 28, 2011

Borrower	Lender	Description	Interest Rate	Maturity Date	Total Note Amount	Periodic Payment Amount	1/31/2011	Principal Payments	Balance 2/28/11

1. Casella Waste Systems, Inc.	Deere Credit, Inc.	Machinery and Equipment	4.72%	Jan-15	403,864	6,418	339,585	5,082	334,503
					403,864		339,585	5,082	334,503
2. Now England Waste Services of N.Y., Inc.	Caterpillar Financial Services Corp.	Clinton County LFGTE Engine Financing Lease Oblig.	6.70%	Sep-15	3,196,600	39,352	2,547,355	25,114	2,522,241
					3,196,600		2,547,355	25,114	2,522,241
3. Casella Waste Management, Inc.	Casella Associates	Rutland Building Lease	4.50%	Apr-13	474,903	10,789	305,031	10,384	294,647
4. Casella Waste Management, Inc.	Casella Associates	Montpeller Building Lease	4.50%	Apr-13	485,037	11,019	311,566	10,606	300,960
					959,940		616,597	20,990	595,607

		Grand Totals					3,503,537	51,185	3,452,352

ANNEX 2

(Revised Form of Compliance Certificate)

[See Attached]

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                  ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of March 18, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Casella Waste Systems, Inc., a Delaware corporation (the “Parent”) and each of its direct and indirect Subsidiaries (other than Excluded Subsidiaries and Non-Borrower Subsidiaries) identified therein (collectively, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                of the Parent, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrowers, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                      The Borrowers have delivered the year-end audited financial statements required by Section 6.04(a) of the Credit Agreement for the fiscal year of the Borrowers ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                                      The Borrowers have delivered the unaudited financial statements required by Section 6.04(b) of the Credit Agreement for the fiscal quarter of the Parent and its Subsidiaries ended as of the above date.  Such consolidated financial statements were prepared in accordance with GAAP and fairly present the consolidated financial condition of the Parent and its Subsidiaries as at the close of business on the date thereof and the results of operations for the period then ended, subject only to normal year-end audit adjustments and the absence of footnotes.

2.                                      The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Parent and its Subsidiaries during the accounting period covered by such financial statements.

3.                                      A review of the activities of the Parent and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Parent and its Subsidiaries performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, no Default or Event of Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, the following covenants contained in Article VI and Article VII of the Credit Agreement as of the end of such fiscal period have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and period of existence and a summary of what actions the Borrowers propose to take with respect thereto and attaching, in the event that such Default or Event of Default relates to environmental matters, an Environmental Compliance Certificate:] and

4.                                      [Except to the extent described below, the] [The] representations and warranties of the Borrowers contained in Article V of the Credit Agreement or any other Loan Document are true and correct on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business which singly or in the aggregate do not have a Material Adverse Effect.  For purposes of this Compliance Certificate, the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to [the most recent audited financial statements furnished pursuant to Section 4.01(a)(ix) or Section 6.04(a) of the Credit Agreement, as applicable][the statements in connection with which this Compliance Certificate is delivered].

[Describe any exceptions.] [For the avoidance of doubt, none of the foregoing disclosures shall constitute an amendment or supplement to the disclosure schedules attached to the Credit Agreement or any other Loan Document.]

5.                                      The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the Financial Statement Date.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                            ,                 .

CASELLA WASTE SYSTEMS, INC., for
itself and each of the Borrowers referred to herein

By:
Name:
Title:

ANNEX 3

(Conditions to Effectiveness of Target Acquisition)

[See Attached]

Annex 3

Conditions to Effectiveness of Target Acquisition

The effectiveness of the consents provided pursuant to Paragraphs 25 and 26 of the First Amendment to which this Annex 3 is attached is subject to the following (capitalized terms used herein shall have the meanings set forth in the Credit Agreement, as amended by this First Amendment):

1.                                      Receipt by the Administrative Agent of counterparts of this First Amendment, properly executed by a Responsible Officer of the Borrowers, the Administrative Agent and the Required Lenders;

2.                                      Evidence satisfactory to the Administrative Agent that the Parent has received at least $25,000,000 in gross cash proceeds as a result of an Equity Issuance and has used (or will use pursuant to any holdback payments made after the initial closing) the proceeds thereof to pay the purchase consideration for the Target Acquisition (including holdbacks as described in the Transaction Summary).

3.                                      Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Parent and each other Borrower party to the Target Acquisition certifying that: (a) the Borrowers are in current compliance with and, giving effect to the Target Acquisition (including any borrowings made or to be made in connection therewith), will continue to be in compliance with all of their covenants and agreements contained in the Credit Agreement, including the financial covenants contained in Section 7.11 of the Credit Agreement on a pro forma historical combined basis as if the transaction occurred on the first day of the period of measurement, (b) no Default or Event of Default has occurred and is continuing, and the Target Acquisition will not otherwise create a Default or Event of Default under the Credit Agreement (including by way of a cross-default to any other Indebtedness that would constitute an Event of Default thereunder), (c) the Target is predominantly in the same lines of business as the Borrowers, or businesses reasonably related or incidental thereto, and (d) the business to be acquired operates predominantly in the United States or Canada;

4.                                      After giving effect to the Target Acquisition, all representations and warranties contained in the Loan Documents shall continue to be true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, with any necessary updates to the schedules thereto approved by the Administrative Agent;

5.                                      Evidence that the Security Documents shall be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a first-priority, legal, valid and enforceable first security interest and Lien upon the assets of the Target consistent with the requirements of Section 7.04(a) of the Credit Agreement, including, without limitation, (a) UCC searches in the jurisdiction of organization or formation of the Target and in each other jurisdiction, if any, requested by the Administrative Agent, (b) copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Liens permitted under the Credit Agreement (together with satisfactory payoff and/or release letters and related lien terminations in connection with any Indebtedness being paid off pursuant to the Target Acquisition or otherwise securing any of the assets being acquired), and (c) tax, litigation, judgment, bankruptcy and/or intellectual property searches requested by the Administrative Agent with respect to the Target, and (d) duly filed UCC-1 financing statements for the Target (as deemed necessary by the Administrative Agent) in each appropriate jurisdiction and office under the Uniform Commercial Code and evidence of the completion of all other actions, recordings and filings of or with respect to the Security Documents that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby, and payment of all filing and recording fees and taxes related thereto;

6.                                      Not later than seven (7) days prior to the proposed acquisition date, delivery of: (a) a copy of the purchase agreement, (b) the audited (if available, or otherwise unaudited) financial statements for the preceding two (2) fiscal years (or such shorter period of time as such entity has been in existence), (c) a summary of the Borrowers’ due diligence review, (d) a Compliance Certificate demonstrating compliance with Section 7.11 of the Credit Agreement on a pro forma historical combined basis as if the transaction occurred on the first day of the period of measurement, (e) written evidence that the board of directors and (if required by Applicable Law) the shareholders, or equivalent thereof, of the Target have approved the Target Acquisition and (f) such other information as the Administrative Agent may reasonably request, which in each case shall be in form and substance acceptable to the Administrative Agent;

7.                                      Written evidence of the receipt of all applicable third party consents to the transfer of any acquired permits, licenses and contracts (subject to waiver of the parties pursuant to the purchase agreement, any such waiver to be approved by the Administrative Agent); and

8.                                      Written evidence that the board of directors, or equivalent thereof, of each of the applicable Borrowers have approved the Target Acquisition.

If practicable, the Borrowers shall also deliver to the Administrative Agent a duly executed Joinder Agreement (and related deliverables) executed by any new direct or indirect Subsidiary (other than any Excluded Subsidiary or Non-Borrower Subsidiary) of the Parent formed or acquired in connection with the Target Acquisition (it being agreed that the Borrowers shall have up to 10 Business Days after the acquisition to provide the Joinder Agreement and related deliverables in accordance with Section 6.19 of the Credit Agreement).